UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 31, 2017

Premier, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place
Charlotte, NC 28277
(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, pursuant to the Exchange Agreement, entered into as of September 25, 2013 and effective as of October 1, 2013 by and among Premier, Inc. (the “Company”), Premier Healthcare Alliance, LP (f/k/a Premier Purchasing Partners, L.P.) (“Premier LP”) and its limited partners (the “Exchange Agreement”), commencing on October 31, 2014, and during each year thereafter, each limited partner will generally have the cumulative right to exchange, on a quarterly basis, a portion of its Premier LP Class B common units (“Class B Units”) for shares of the Company’s Class A common stock (“Class A Stock”), cash or a combination of both, the form of consideration to be at the discretion of the audit and compliance committee of the Company’s Board of Directors (the “Audit Committee”). For each Class B Unit that is exchanged pursuant to the Exchange Agreement, the limited partner will also surrender one corresponding share of the Company’s Class B common stock (“Class B Stock”), which will automatically be retired.

In connection with the October 31, 2017 quarterly exchange date, the Audit Committee determined to settle all exchanged Class B Units for shares of the Company’s Class A Stock.

On October 31, 2017, in connection with the thirteenth quarterly exchange date under the Exchange Agreement, 3,651,294 Class B Units were exchanged for a like number of newly issued shares of Class A Stock. In addition, 3,651,294 shares of the Company’s Class B Stock were retired and are no longer outstanding. No additional consideration was paid in connection with the exchange. The shares of Class A Stock were issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that no public offering was made.

For additional information regarding the Exchange Agreement, see “Note 1-Organization and Basis of Presentation-Exchange Agreement” to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Securities Exchange Commission on August 23, 2017. A copy of the Exchange Agreement is filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 7, 2013.

Item 8.01 Other Events.

Stock Repurchase Program Authorization

On October 31, 2017, the Company announced that its Board of Directors has approved the repurchase of up to $200 million of the Company's Class A Stock during the remainder of fiscal 2018 through open market purchases or privately negotiated transactions.  The Company expects to execute the necessary agreements and documentation with an appropriate financial institution to initiate the repurchase program during the next open trading window under the Company’s insider trading policy, scheduled to occur shortly after the November 6, 2017 fiscal 2018 first quarter earnings call.  There can be no assurance, however, as to when or whether the repurchase program will be ultimately initiated or regarding number of shares of Class A Stock, if any, purchased under the program.  The Company will provide additional details regarding the repurchase program, if adopted and initiated, at the time thereof.

Forward-Looking Statements

Matters discussed in this Current Report on Form 8-K that are not statements of historical or current facts, including Premier’s plans with respect to the repurchase program, including the possibility that the repurchase program is not adopted, the expected size of the repurchase program, or the possible suspension of or discontinuance of the repurchase program once adopted, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
		Name:	Susan D. DeVore
		Title:	President and Chief Executive Officer

Date: October 31, 2017